BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090204

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20190271685-11
	Filing Date and Time 06/25/2019 11:15 AM
	Entity Number E0334932013-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Air Industries Group

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 is amended to read as follows:

"3. Authorized stock.

The Corporation shall be authorized to issue 63,000,000 shares of capital stock, of which 60,000,000 shares shall be shares of common stock, $0.001 par value, and 3,000,000 shares shall be shares of preferred Stock, $0.001 par value.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: a majority of voting power

4. Effective date and time of filing: (optional) Date: | Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Michael Recca

Signature of Officer MICHAEL RECCA, CFO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.